Exhibit 10.5

PROPOSED FINANCING

OF

TUNGSTEN CORP.

By reading the information contained within this document, the recipient agrees with Tungsten Corp. (the “Company”) to maintain in confidence such information, together with any other non-public information regarding the Company obtained from the Company or its agents during the course of the proposed financing.  The Company has caused these materials to be delivered to you in reliance upon such agreement and upon Rules promulgated under Regulation FD by the Securities and Exchange Commission.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED TO SALE, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT RELATING TO THE SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) TO A NON-US PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, (iii) RULE 144 PROMULGATED UNDER THE SECURITIES ACT OR (iv) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS IS AVAILABLE.

CONFIDENTIAL

SUMMARY OF OFFERING

This Confidential Summary of Offering is not intended to be contractually binding, other than the section entitled “Confidential Information” and is subject in all respects (other than with respect to such section) to the execution of the Securities Purchase Agreement.

Issuer:	Tungsten Corp., a Nevada corporation (the “Company”).

Securities Offered:
Up to 2,000,000 shares of the Company’s common stock, par value $0.0001, at $0.25 per share (the “Shares”), in accordance with the terms and conditions set forth in Annex I  (the “Offering”).  The Offering, subject to authorization from the Board of Directors of the Company, will be completed on a best efforts basis and is subject to adjustment by the Company.

Purchase Price:	$0.25 per Share.

Closing Date:
The Company and each Investor shall execute a Securities Purchase Agreement in substantially the form set forth herein.  The closing of the Offering shall occur continuously as subscriptions and proceeds are received, and certificates representing the Shares shall be issued to each Investor and funds paid to the Company (or as the Company directs) (the “Closing Date”).  However, the Closing Date shall be no later than April 30, 2013, which may be extended by mutual agreement of both parties.

Use of Proceeds	For general working capital.

Investor Qualifications:
The Investor must be an “accredited investor” as defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), or Investor must be a non-“U.S. Person” as defined in Regulation S of the Securities Act, and must represent and warrant to the Company that it is acquiring the Shares for investment with no present intention of distributing any of the Shares.  The Securities Purchase Agreement contains other appropriate representations and warranties of Investor to the Company.

Securities Certificates:
Certificates evidencing the Shares which are delivered to Investor within seven days of the closing, will bear a restrictive legend stating that such securities have been sold pursuant to the Securities Purchase Agreement and that the shares may not be resold except as permitted under the Securities Act pursuant to a Registration Statement that has been declared effective or an exemption therefrom, and may be resold subject to certain limitations and procedures agreed to in the Securities Purchase Agreement.

Risk Factors:
The securities offered hereby involve a high degree of risk. Investor must read the disclosure relating to the risks affecting the Company as set forth in Annex II of the Securities Purchase Agreement, in addition to documents filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended.

OTC Market Symbol:	TUNG

Confidential Information:
The recipient of this Confidential Summary of Offering and the materials attached hereto agrees with the Company to maintain in confidence this disclosed information, together with any other non-public information regarding the Company obtained from the Company, or its agents during the course of the proposed Offering.  The Company has caused these materials to be delivered to Investor in reliance upon such agreement and upon Rules promulgated by the SEC pursuant to Regulation FD.

Transfer Agent:	Securities Transfer Corp. 2591 Dallas Parkway, Suite 102 Fricso, Texas 75034

INSTRUCTION SHEET FOR INVESTOR

(to be read in conjunction with the entire Securities Purchase Agreement)

A. Complete the following items in the Securities Purchase Agreement:

1. Provide the information regarding the Investor requested on the Signature Page to the Securities Purchase Agreement.  Please submit a separate Securities Purchase Agreement for each individual person/entity that will hold the Shares.  The Securities Purchase Agreement must be executed by an individual authorized to bind the Investor.  Please also complete an Accredited Investor Questionnaire enclosed herein if you are a citizen, resident or entity formed in the United States.

2. Return the signed Securities Purchase Agreement and the Accredited Investor Questionnaire (if applicable) by fax and send the original signed Securities Purchase Agreement and Accredited Investor Questionnaire (if applicable) by overnight mail to:

Greenberg Traurig, LLP
Attention: Mark Lee
1201 K Street, Suite 1100
Sacramento, CA 95814, U.S.A.
Tel: (916) 442-1111
Facsimile: (916) 448-1709

B. Funds for the purchase of Shares should be sent via wire transfer or certified check to the Company.

Bank: SunTrust Bank NA
25 Park Place
Atlanta, GA 30303
a/c Name: Nevada Tungsten Holdings Ltd.
a/c #: 1000148621922
ABA #: 063102152
Swift: SNTRUS3A Account holder address: 1671 SW 105 Lane Davie FL 33324

SECURITIES PURCHASE AGREEMENT
(Signature Page)

TUNGSTEN CORP.
BLOCK 225, 02-213, TAMPINES ST. 23
SINGAPORE 521225

Ladies & Gentlemen:

The undersigned (the “Investor”), hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement, including the Terms and Conditions set forth in Annex I (the “Terms and Conditions”), the Risk Factors set forth in Annex II (the “Risk Factors”), and exhibits, which are all attached hereto and incorporated herein by reference as if fully set forth herein (the “Agreement”), is made as of the date set forth below between Tungsten Corp., a Nevada corporation (the “Company”), and the Investor.

2. The Company has authorized the sale and issuance of up to 2,000,000 shares of the Company’s Common Stock, $0.0001 par value, at $0.25 per share (the “Shares”) to the Investor in a private placement (the “Offering”).

3. Pursuant to the Terms and Conditions, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor 2,000,000Shares, for a purchase price of $0.25 per Share, for an aggregate purchase price of $500,000.  Unless otherwise requested by the Investor, certificates representing the Common Stock purchased by the Investor will be registered in the Investor’s name and address as set forth below.

Date: ______________, 2013

Investor:

By:

Print Name:

Title:

Address:

Phone:

Fax:

Social Security Number or TIN (if applicable):

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

Investment in the Company involves a high degree of risk.  Investor should carefully consider the risk factors set forth in Annex II in addition to the other information set forth in this Annex I before purchasing securities of the Company.

1.           Authorization and Sale of the Shares.  Subject to these Terms and Conditions, the Company has authorized the sale of up to [                 ] shares of the Company’s common stock, par value $0.0001, at a purchase price of $0.25 per share (“Shares”).  The Company reserves the right to increase or decrease this number.  All references to currency in this Securities Purchase Agreement shall refer to the lawful currency of the United States of America.

2.           Agreement to Sell and Purchase the Shares.

2.1           At the Closing (as defined in Section 3 of this Annex I), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares, if applicable, set forth in Section 3 of the Signature Page to the Securities Purchase Agreement at the purchase price set forth thereon.

2.2           The Company may enter into the same form of Securities Purchase Agreement (“Agreement”), including these Terms and Conditions, with other Investors and expects to complete sales of subsequent Shares to other Investors.

3.           Delivery of the Shares at Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of the Company upon receipt of cleared funds and fully executed documents for the purchase of the Shares on each date set by the Company, provided that a closing shall occur no later than April 30, 2013, which date may be extended by mutual agreement of both parties.  Within seven (7) days after each Closing, the Company shall deliver to the Investor one or more stock certificates representing the number of Shares as set forth in Section 3 of the Signature Page to the Securities Purchase Agreement, each such certificate or certificates to be registered in the name of the Investor, as set forth in Section 3 of the Signature Page to the Securities Purchase Agreement.

The Company’s obligation to issue the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares being purchased hereunder as set forth in Section 3 of Signature Page to the Securities Purchase Agreement; and (b) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

The Investor’s obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor: (1) the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date in all material respects and (2) the Investor shall have received such documents as such Investor shall reasonably have requested in connection with its due diligence.

4.           Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

4.1           Organization.  The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization.  The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently contemplated and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

4.2           Due Authorization and Valid Issuance.  The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreement, and the Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares.   The Shares being purchased by the Investor hereunder will, upon issuance and payment therefore pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable.

4.3             Non-Contravention.  The execution and delivery of the Agreement, the issuance and sale of the Shares under the Agreement, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which any of them is bound or to which any of the material property or assets of the Company is subject.

4.4           Capitalization.  As of December 10, 2012, there were 66,000,000 shares of the Company’s common stock issued and outstanding.  Except as set forth herein or contemplated by documents filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since such date through the date hereof (the “Exchange Act Documents”), there are no other outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

4.5           Legal Proceedings.  There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company is or may be a party or of which the business or property of the Company is subject that is not disclosed in the Exchange Act Documents.

4.6           No Violations.  The Company is not in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect.

5.           Representations, Warranties and Covenants of the Investor.

5.1           The Investor represents and warrants to, and covenants with, the Company that:  (i) the Investor is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor has carefully read and fully understands the risks involved with an investment in the Company including, without limitation, the risks identified on Annex II, attached hereto, (iii) the Investor is acquiring the number of Shares set forth in Section 3 of the Signature Page to the Securities Purchase Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iv) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (v) all of the representations made by the Investor are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date; and (vi) the Investor has, in connection with its decision to purchase the number of Shares set forth in Section 3 of the Signature Page to the Securities Purchase Agreement, relied only upon the Exchange Act Documents and the representations and warranties of the Company contained herein.  There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the Investor.

5.2           The Investor acknowledges that it has had access to the Exchange Act Documents and has carefully reviewed the same.  The Investor further acknowledges that the Company has made available to it the opportunity to ask questions of and receive answers from the Company’s officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of the Company, and the Investor has received to its satisfaction, such information about the business and financial condition of the Company and the terms and conditions of the Agreement as it has requested.  The Investor has carefully considered the potential risks relating to the Company and a purchase of the Shares, and fully understands that the Shares are speculative investments, which involve a high degree of risk of loss of the Investor’s entire investment.  Among others, the undersigned has carefully considered each of the risks identified under the caption “Risk Factors” in the Exchange Act Documents and Annex II.

5.3           The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issuance of the Shares, in any jurisdiction outside the United States where legal action by the Company for that purpose is required.  Investor will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

5.4           The Investor hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement, and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.  The overall commitment of the Investor to investments, which are not readily marketable, is not excessive in view of the Investor’s net worth and financial circumstances, and any purchase of the Shares will not cause such commitment to become excessive.  The Investor is able to bear the economic risk of an investment in the Shares.

5.5           The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.6           Investor will not use any of the restricted Shares acquired pursuant to this Agreement to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

5.7           The Investor understands that nothing in the Exchange Act Documents, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors, as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.8           The Investor understands that the issuance of the Shares to the Investor  has not been registered under the Securities Act in reliance upon one or more specific exemptions therefrom, including Regulation D and/or Regulation S, which exemption depends upon, among other things, the accuracy of the Investor’s representations made in this Agreement.  The Investor understands that the Shares must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless an exemption from such registration and qualification requirements is otherwise available.  The  Investor acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Investor acknowledges that the Company will refuse to register any transfer of Shares that is not made in accordance with the provisions of Regulation S, registered pursuant to the Securities Act or otherwise exempt from such registration. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy. The Investor has been independently advised as to the applicable holding period imposed in respect of the Shares by securities legislation in the jurisdiction in which the undersigned resides and confirms that no representation has been made respecting the applicable holding periods for the Shares in such jurisdiction and it is aware of the risks and other characteristics of the Shares and of the fact that the undersigned may not resell the Shares except in accordance with applicable securities legislation and regulatory policy.

5.9           A copy of the Company’s annual report on Form 10-K, its quarterly reports on Form 10-Q, current reports on Form 8-K and information statements are available on the SEC’s website at www.sec.gov.

5.10           For purposes of compliance with the Regulation S exemption for the offer and sale of the Shares to non-U.S. Persons, if the Investor is not a “U.S. Person,” as such term is defined in Rule 902(k) of Regulation S,1 the Investor represents and warrants they are a person or entity that is outside the United Sates, and further represents and warrants as follows:

1	Regulation S provides in part as follows:

1.
“U.S. person” means:  (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933, as amended, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

2.
The following are not “U.S. persons”: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if: (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

(a)           The Investor  is not acquiring the Shares for the account or benefit of a U.S. Person.

(b)           If the Investor is a legal entity, it has not been formed specifically for the purpose of investing in the Company.

(c)           The Investor  hereby represents that he, she or it has satisfied and fully observed the laws of the jurisdiction in which he, she or it is located or domiciled, in connection with the acquisition of the Shares, including (i) the legal requirements of the Investor’s jurisdiction for the acquisition of the Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the holding, redemption, sale, or transfer of the Shares; and further, the Investor agrees to continue to comply with such laws as long as he, she or it shall hold the Shares.

(d)           To the knowledge of the Investor, without having made any independent investigation, neither the Company nor any person acting for the Company, has conducted any “directed selling efforts” in the United States as the term “directed selling efforts” is defined in Rule 902 of Regulation S, which, in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the marketing in the United States for any of the Shares being offered.  Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, and the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the Shares.  To the knowledge of the Investor, the Shares were not offered to the undersigned through, and the undersigned is not aware of, any form of general solicitation or general advertising, including without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(e)           The Investor will offer, sell or otherwise transfer the Shares, only (A) pursuant to a registration statement that has been declared effective under the Securities Act, (B) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S in a transaction meeting the requirements of Rule 904 (or other applicable Rule) under the Securities Act, or (C) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company’s right prior to any offer, sale or transfer pursuant to clauses (B) or (C) to require the delivery of an opinion of counsel, certificates or other information reasonably satisfactory to the Company for the purpose of determining the availability of an exemption.

(f)           The Investor will not engage in hedging transactions involving the Shares unless such transactions are in compliance with the Securities Act.

(g)           The Investor represents and warrants that the undersigned is not a citizen of the United States and is not, and has no present intention of becoming, a resident of the United States (defined as being any natural person physically present within the United States for at least 183 days in a 12-month consecutive period or any entity who maintained an office in the United States at any time during a 12-month consecutive period). The Investor understands that the Company may rely upon the representations and warranty of this paragraph as a basis for an exemption from registration of the Shares under the Securities Act of 1933, as amended, and the provisions of relevant state securities laws.

5.11               The Investor is not a “disqualified organization.”  “Disqualified organization” means (i) the federal government of the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; (iv) any international organization; (v) any agency or instrumentality of any of the organizations listed in clauses (i), (ii), (iii) or (iv) above; (vi) any other tax exempt organization, other than a farmer’s cooperative described in Section 521 of the Code that is exempt from both income taxation and from taxation under the unrelated business taxable income provisions of the Code; or (vii) any rural electrical or telephone cooperative.

5.12               The Investor represents that neither it nor, to the Investor’s knowledge, any person or entity controlling, controlled by or under common control with the Investor, nor any person or entity having a beneficial interest in the Investor, nor any other person or entity on whose behalf the undersigned is acting (i) is a person or entity listed in the annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC); (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules or orders (categories (i) through (v) collectively, a “Prohibited Investor”).  The Investor agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules and orders.  The Investor consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the Investor as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules and orders.  If the Investor is a financial institution that is subject to the PATRIOT Act, Public Law No. 107-56 (Oct. 26, 2001) (the “Patriot Act”), the Investor represents that the Investor has met all of its respective obligations under the Patriot Act.  The Investor acknowledges that if, following the investment in the Company by the Investor, the Company reasonably believes that the Investor is a Prohibited Investor or is otherwise engaged in suspicious activity or refuses to provide promptly information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require Investor to transfer the Shares.  The Investor further acknowledges that the Investor will not have any claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

6.           Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)           if to the Company, to:

Tungsten Corp.
Block 225, 02-213, Tampines St. 23
Singapore 521225
Attn: Chief Executive Officer
Phone: (702) 553-3026

(b)           with a copy to:

Greenberg Traurig LLP
1201 K Street, Suite 1100
Sacramento, CA 95814
Attn:  Mark C Lee
Phone:  (916) 442-1111
Fax:  (916) 448-1709

(c)	if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.           Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

9.           Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without giving effect to the principles of conflicts of law.

11.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12.           Rule 144.  The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Investor holding Shares purchased hereunder made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of the Investor, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

13.           Confidential Information.  The Investor represents to the Company that, at all times during the Company’s offering of the Shares, the Investor has maintained in confidence all non-public information regarding the Company received by the Investor from the Company or its agents, and covenants that it will continue to maintain in confidence such information and shall not use such information for any purpose other than to evaluate the purchase of the Shares until such information (a) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (b) the Investor shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.

ANNEX II

RISK FACTORS

The risks described below are the ones the Company believes are the most important for the Investor to consider, although these risks are not the only ones that the Company faces. If events anticipated by any of the following risks actually occur, the Company’s business, operating results or financial condition could suffer and the trading price of the Company’s common stock could decline.

FURTHER, THE RISKS DESCRIBED BELOW ASSUME THE CONSUMMATION OF A PROPOSED REVERSE ACQUISITION TRANSACTION BETWEEN THE COMPANY, GUY MARTIN AND NEVADA TUNGSTEN HOLDINGS LTD., A NEVADA CORPORATION (“TUNGSTEN HOLDINGS”), PURSUANT TO WHICH THE COMPANY WILL ACQUIRE ALL OF THE ISSUED AND OUTSTANDING SHARES OF TUNGSTEN HOLDINGS’ COMMON STOCK FROM GUY MARTIN IN EXCHANGE FOR THE ISSUANCE BY THE COMPANY OF 3,000,000 SHARES OF ITS COMMON STOCK TO GUY MARTIN, AND THE PAYMENT OF $100,000 (THE “EXCHANGE TRANSACTION”).  THE SOLE ASSET OF TUNGSTEN HOLDINGS IS AN OPTION TO ACQUIRE ALL TUNGSTEN RIGHTS IN REGARDS TO 32 PATENTED AND UNPATENTED MINING CLAIMS SITUATED IN WHITE PINE COUNTRY, NEVADA PURSUANT TO AN OPTION AGREEMENT BY AND BETWEEN VISCOUNT NEVADA HOLDINGS LTD. AND TUNGSTEN HOLDINGS.  ASSUMING THE SUCCESSFUL CLOSING OF THE EXCHANGE TRANSACTION, TUNGSTEN HOLDINGS SHALL BECOME A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY AND THE COMPANY WILL BE AN EXPLORATION STAGE MINING COMPANY ENGAGED IN THE IDENTIFICATION, ACQUISITION, AND EXPLORATION OF METALS AND MINERALS WITH A FOCUS ON TUNGSTEN MINERALIZATION ON A PROPERTY LOCATED IN NEVADA.

AS USED BELOW, “WE,” “US” AND “OUR” REFER COLLECTIVELY TO TUNGSTEN CORP. AND TUNGSTEN HOLDINGS, AND REFERENCES TO THE “COMPANY” REFER TO THE COMPANY AFTER GIVING EFFECT TO THE EXCHANGE TRANSACTION.

Risks Associated With Mining

Our property is in the exploration stage. There is no assurance that we can establish the existence of any mineral resource on our property in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from operations and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral resource in a commercially exploitable quantity, our business could fail.

Despite past production on our mineral property, we have not established that it contains any mineral reserve, nor can there be any assurance that we will be able to do so. If we do not, our business could fail.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; in all probability our mineral resource property does not contain any 'reserve' and any funds that we spend on exploration will probably be lost.

Even if we do eventually discover a mineral reserve on our property, there can be no assurance that we will be able to develop our property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that we might discover on our property, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

If we establish the existence of a mineral resource on our property in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the resource, and our business could fail.

If we do discover mineral resources in commercially exploitable quantities on our property, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our company.

Mineral exploration, development and production involve many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We expect to derive revenues, if any, either from the sale of our mineral rights or from the extraction and sale of ore. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of any of our exploration properties and projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineral resources, we may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely un-integrated. In identifying and acquiring mineral resource properties, we compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

An adequate supply of water may not be available to undertake mining and production at our property.

The amount of water that we are entitled to use from wells must be determined by the appropriate regulatory authorities. A determination of these rights is dependent in part on our ability to demonstrate a beneficial use for the amount of water that we intend to use. Unless we are successful in developing a property to a point where it can commence commercial production of tungsten or other precious metals, we may not be able to demonstrate such beneficial use. Accordingly, there is no assurance that we will have access to the amount of water needed to operate a mine at our property.

Title to mineral properties can be uncertain and we are at risk of loss of ownership of our property.

Our ability to explore and operate our property depends on the validity of title to that property. Unpatented mining claims provide only possessory title and their validity is often subject to contest by third parties or the federal government, which makes the validity of unpatented mining claims uncertain and generally more risky. These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, assessment work, and possible conflicts with other claims not determinable from descriptions of record. We have not obtained a title opinion on any of our properties, with the attendant risk that title to some claims, particularly title to undeveloped property, may be defective. There may be valid challenges to the title to our property which, if successful, could impair development and/or operations. We remain at risk that the mining claims may be forfeited either to the United States or to rival private claimants due to failure to comply with statutory requirements as to location and maintenance of the claims or challenges to whether a discovery of a valuable mineral exists on every claim.

Government regulation may adversely affect our business and planned operations.

Mineral exploration and development activities are subject to various laws governing prospecting, development, taxes, labor standards and occupational health, mine safety, toxic substances, land use, water use, land claims of local people, and other matters. We cannot assure you that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail our exploration or development of our property.

Our operating costs could be adversely affected by inflationary pressures especially to labor, equipment, and fuel costs.

The global economy is currently experiencing a period of high commodity prices and as a result the mining industry is attempting to increase production at new and existing projects, while also seeking to discover, explore and develop new projects. This has caused significant upward price pressures in the costs of mineral exploration companies, especially in the areas of skilled labor and drilling equipment, both of which are in tight supply and whose costs are increasing. Continued upward price pressures in our exploration costs may have an adverse impact to our business.

Severe weather or violent storms could materially affect our operations due to damage or delays caused by such weather.

Our exploration activities are subject to normal seasonal weather conditions that often hamper and may temporarily prevent exploration activities. There is a risk that unexpectedly harsh weather or violent storms could affect areas where we conduct exploration activities. Delays or damage caused by severe weather could materially affect our operations or our financial position.

Our business is dependent on key executives and the loss of any of our key executives could adversely affect our business, future operations and financial condition.

We are dependent on the services of our executive officers, Guy Martin and Douglas Oliver. The foregoing officers have many years of experience and extensive backgrounds in the mining industry in general. We may not be able to replace that experience and knowledge with other individuals. We do not have “Key-Man” life insurance policies on either Mr. Martin or Mr. Oliver. The loss of any of our current executive officers or our inability to attract and retain additional highly skilled employees may adversely affect our business, future operations, and financial condition.

Legislation has been proposed that could significantly affect the mining industry in the United States of America.

Members of the U.S. Congress have repeatedly introduced bills which would supplant or alter the provisions of the Mining Law of 1872.  If enacted, such legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to develop mineralized material on unpatented mining claims.

A significant portion of the present Cherry Creek Tungsten Project’s land position is located on unpatented mining claims located on U.S. federal public lands.  The rights to use such claims are granted under the Mining Law of 1872.  Unpatented mining claims are unique property interests in the United States, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain.  This uncertainty arises, in part, out of the complex federal and state laws and regulations under the 1872 Mining Law and the interaction of the 1872 Mining Law and other federal and state laws, such as those enacted for the protection of the environment.

In recent years, the U.S. Congress has considered a number of proposed amendments to the 1872 Mining Law.  If adopted, such legislation could, among other things:

•	impose a royalty on the production of metals or minerals from unpatented mining claims;

•	reduce or prohibit the ability of a mining company to expand its operations; and

•	require a material change in the method of exploiting the reserves located on unpatented mining claims.

All of the foregoing could adversely affect the economic and financial viability of future mining operations at the Cherry Creek Tungsten Project.  Although it is impossible to predict at this point what any legislated royalties might be, enactment could adversely affect the potential for development of such federal unpatented mining claims.

Amendments to current laws, regulations, and permits governing operations and activities of mining and exploration companies, or more stringent implementation thereof, could have a material adverse impact on our business and cause increases in exploration expenses, capital expenditures, or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

Fluctuating tungsten prices could negatively impact our business plan.

The potential for profitability of our tungsten mining operations and the value of our mining properties are directly related to the market price of tungsten.  Tungsten is typically priced according to metric ton units (mtu) of Ammonium Paratungstate (APT), which is equal to 10 kg. 1 MTU of APT contains approximately 7.93kgs of tungsten. APT and concentrate prices are mainly based on quotations published twice weekly by London's metal bulletin and other trade journals (ITIA). The price of tungsten may have a significant influence on the market price of our shares.  If we obtain positive drill results and progress our property to a point where a commercial production decision can be made, our decision to put a mine into production and to commit the funds necessary for that purpose must be made long before any revenue from production would be received.  A decrease in the price of tungsten at any time during future exploration and development may prevent our property from being economically mined or result in the write-off of assets whose value is impaired as a result of lower tungsten prices.  The price of tungsten is affected by numerous factors beyond our control, including inflation, fluctuation of the United States dollar and foreign currencies, global and regional demand, and the political and economic conditions of major tungsten producing countries throughout the world.  The volatility of mineral prices represents a substantial risk which no amount of planning or technical expertise can fully eliminate.  In the event tungsten prices decline and remain low for prolonged periods of time, we might be unable to develop our properties or produce any revenue.

The volatility in tungsten prices is illustrated by the following table, which sets forth, for the periods indicated (calendar year), the quotations published by London’s “Metal Bulletin” as reproduced by the International Tungsten Industry Association.

Source – http://www.itia.info/tungsten-prices.html

The US APT quotation (stu) and the FeW quotation have been converted to mtu of WO3 to facilitate price comparisons and the annual averages have been calculated by ITIA. A metric ton unit (mtu) is 10kg.  A metric ton unit of tungsten trioxide (WO3) contains 7.93kgs of tungsten. A short ton unit (stu) is 20 pounds.

Estimates of mineralized materials are subject to geologic uncertainty and inherent sample variability.

Although the estimated resources at our existing property will be delineated with appropriately spaced drilling, there is inherent variability between duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated.  There also may be unknown geologic details that have not been identified or correctly appreciated at the proposed level of delineation.  This results in uncertainties that cannot be reasonably eliminated from the estimation process.  Some of the resulting variances can have a positive effect and others can have a negative effect on mining and processing operations.  Acceptance of these uncertainties is part of any mining operation.

Risks Related To Our Company

The fact that we have not earned any operating revenues since our inception raises substantial doubt about our ability to continue to explore our mineral properties as a going concern.

We have not generated any revenue from operations since our inception and we anticipate that we will continue to incur operating expenses without revenues unless and until we are able to identify a mineral resource in a commercially exploitable quantity on our mineral property and we build and operate a mine. We had cash in the amount of $7,163 as of December 31, 2012. At December 31, 2012, we had working capital deficit of $42,890. We incurred a net loss of $21,600 since inception. We estimate our average monthly operating expenses to be approximately $35,000, including mineral property costs, management services and administrative costs. Should the results of our planned exploration require us to increase our current operating budget, we may have to raise additional funds to meet our currently budgeted operating requirements for the next 12 months. As we cannot assure a lender that we will be able to successfully explore and develop our mineral property, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity securities, but there can be no assurance that we will continue to be able to do so. If we cannot raise the money that we need to continue exploration of our mineral property, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail.

Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, we may have to cease our exploration activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or generate positive cash flow in the future. We will require additional financing in order to proceed beyond the first few months of our exploration program. We will also require additional financing for the fees we must pay to maintain our status in relation to the rights to our property and to pay the fees and expenses necessary to become and operate as a public company. We will also need more funds if the costs of the exploration of our existing projects are greater than we have anticipated. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when it is required. Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, our business could fail and investors could lose their entire investment.

Because we may never earn revenues from our operations, our business may fail and then investors may lose all of their investment in our company.

We have no history of revenues from operations. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and is in the exploration stage. The success of our company is significantly dependent on the uncertain events of the discovery and exploitation of mineral reserves on our property or selling the rights to exploit those mineral reserves. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

Prior to completion of the exploration and pre-feasibility and feasibility stages, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

We may be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. As of October 31, 2012, the management of the Company assessed the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and SEC guidance on conducting such assessments. Management concluded, as of the quarter ended October 31, 2012, that its internal controls and procedures were effective to detect the inappropriate application of U.S. GAAP rules.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. No assurance can be given that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like NYSE Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority ’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Bylaws contain a provision permitting us to indemnify our directors and executive officers, and former directors and executive officers, to the fullest extent provided by Nevada law. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

If we issue additional shares in the future, whether in connection with a financing or in exchange for services or rights, it will result in the dilution of our existing stockholders.

Our articles of incorporation authorize the issuance of up to 300,000,000 shares of common stock, par value $0.0001, and 25,000,000 shares of preferred stock, par value $0.0001.  Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties, to fund our overhead and general operating requirements and in exchange for services rendered to the Company. Such issuances may not require the approval of our shareholders.  Any future issuances may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock.  If we issue any such additional shares in the future, such issuance will reduce the proportionate ownership and voting power of all current shareholders.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were a “shell company” pursuant to Rule 144 prior to the consummation of the Transaction, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date that this Current Report on Form 8-K has been filed with the Commission reflecting the Company’s status as a non- “shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of this Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF ALL OF THE RISKS INVOLVED IN PURCHASING THE SHARES OFFERED HEREIN.  POTENTIAL INVESTORS SHOULD READ THIS MEMORANDUM IN ITS ENTIRETY AND REVIEW THE COMPANY’S EXCHANGE ACT DOCUMENTS BEFORE DETERMINING WHETHER TO PURCHASE THE SHARES.